UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2011

BE Resources Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

13 Vista del Fuego, Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

                                                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 24, 2011, the Board of Directors of BE Resources Inc. (the “Company”) appointed Jon Pereira and Michael Swedak as directors of the Company. There are no arrangements or understandings between either Mr. Pereira or Mr. Swedak and any other person pursuant to which either was selected as a director. Neither has been appointed to any committees of the Board of Directors at this time.

Also effective August 24, 2011, the Board of Directors of the Company appointed Mr. Pereira President and Chief Executive Officer of the Company. Mr. Pereira, 50, has served as Vice President-Operations for DDI Toronto Corp., a printed circuit board manufacturer, since May 1, 2001. Mr. Pereira has no written employment contract with the Company. His annual base salary has not yet been established. Mr. Pereira has no family relationships with any director or executive officer of the Company. There is no arrangement or understanding between Mr. Pereira and any other person pursuant to which he was appointed as President and Chief Executive Officer.

Finally, on August 24, 2011, the Company’s previous President and Chief Executive Officer, David Q. Tognoni, resigned from such position and was appointed Chief Operating Officer of the Company by the Board of Directors. Mr. Tognoni, 59, had served as the Company’s President, Chief Executive Officer and Secretary since August 2007. From 2003 to July 2007, he served as a Manager of Great Western LLC, a Colorado limited liability company and prior owner of certain of the Company’s properties. Mr. Tognoni has no family relationships with any director or executive officer of the Company. There is no arrangement or understanding between Mr. Tognoni and any other person pursuant to which he was appointed as Chief Operating Officer. Mr. Tognoni continues to serve as the Company’s Secretary and on the Company’s Board of Directors. There have been no changes to Mr. Tognoni’s Amended and Restated Employment Agreement with the Company, which was attached as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on March 30, 2011.

None of Messrs. Pereira, Swedak or Tognoni has any reportable related party transactions under Item 404(a) of Regulation S-K, except that Mr. Pereira purchased 350,000 units at Cdn$0.30 per unit for a total purchase price of Cdn$105,000 in the Company’s private placement that closed in June 2010. Each unit was comprised of one share of common stock and one-half of one common stock purchase warrant. Each full warrant entitled the holder thereof to purchase an additional share of common stock at an exercise price of Cdn$0.50 per share. Mr. Pereira subsequently exercised all of his warrants to acquire an additional 175,000 shares of the Company’s common stock for Cdn$87,500.

On August 24, 2011, the Company issued a press release announcing the appointment of Messrs. Pereira and Swedak as directors. A copy of the press release is attached hereto as Exhibit 99.1. On August 25, 2011, the Company issued a press release announcing the appointment of Mr. Pereira as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated August 24, 2011
99.2	Press Release, dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE RESOURCES INC.

Date:	August 30, 2011	By:	/s/ Carmelo Marrelli
		Name:	Carmelo Marrelli
		Title:	Chief Financial Officer